UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2017

CHINA LENDING CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-36664	98-1192662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11th Floor, Satellite Building 473 Satellite Road Economic Technological Development Zone Urumqi, Xinjiang, China	830000
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: +86 991-3072247

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2017, Stephen Chan resigned as the Chief Financial Officer of China Lending Corporation (the “Company”). Mr. Chan’s departure is not due to a dispute or disagreement with the Company.

On January 16, 2017, Albert Lyu was appointed by the Company’s Board of Directors to serve as the Company’s Chief Financial Officer. Mr. Lyu, 38 years of age, is a dedicated professional with a proven track record in complex international auditing, accounting and merger and acquisition work. Mr. Lyu served in the assurance department of a first tier international accounting firm over the past eleven years. Mr. Lyu holds a master of business studies from Liverpool John Moores University in the United Kingdom. He is also the member of the Association of Chartered Certified Accountants.

There are no arrangements or understandings between Mr. Lyu and any other persons pursuant to which he was appointed as the Company’s Chief Financial Officer. There is no family relationship between Mr. Lyu and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Lyu that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Company entered into an Employment Agreement with Mr. Lyu, which was unanimously approved by the Company’s Compensation Committee. The term of the Employment Agreement begins on January 16, 2017 and ends on December 31, 2017. The Employment Agreement automatically renews for successive one year periods, subject to the Company’s right to terminate the Employment Agreement at any time upon thirty (30) days prior written notice. In addition, during the term of the Employment Agreement, Mr. Lyu has the right to resign and terminate his Employment Agreement upon thirty (30) days prior written notice to the Company. The Employment Agreement also contains covenants regarding non-competition and confidentiality. Pursuant to the Employment Agreement, Mr. Lyu will receive a monthly salary of RMB125,000 (USD18,037), subject to Mr. Lyu’s individual performance review and the performance of the Company on the whole. A copy of the Employment Agreement is attached as an Exhibit to this Form 8-K and is incorporated herein by reference.

In addition, effective January 16, 2017, Zhang Jianfeng resigned as a director of the Company. Mr. Zhang’s resignation from the Board of Directors did not result from any disagreement with the Company.

Mr. Quan Zhou was appointed to fill the vacancy as a director created from Mr. Zhang’s resignation as a member of the Company’s Board of Directors on that same date. Mr. Quan Zhou, age 45, is the Company’s Vice President. Prior to joining the Company, Mr. Zhou was a Chairman of a large financial guarantee company, involved in investment, M&A and financial analysis. He has over 20 years of experience in the financial industry. He received a Bachelor’s in Economics, CPA and ACCA. Mr. Quan Zhou has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Quan Zhou had, or will have, a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Albert Lyu Employment Agreement.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA LENDING CORPORATION

January 16, 2017	By:	/s/ Li Jingping
Li Jingping
President and Chief Executive Officer

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